SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA SHEN ZHOU MINING & RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 8, 2010

Dear Stockholder:

On behalf of the Board of Directors of China Shen Zhou Mining & Resources, Inc. (the “Company”), I invite you to attend our 2010 Annual Meeting of Stockholders. We hope you can join us. The annual meeting will be held:

At:	No. 166 Fushi Road, Zeyang Tower,
Shijingshan District, Beijing, China 100043

On:	November 10, 2010

Time:	9:00 a.m., local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2009 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors and any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in China Shen Zhou Mining & Resources, Inc. We look forward to seeing you at our Annual Meeting.

If you have any questions about the Proxy Statement, please contact Xiaojing Yu, Chairman  and CEO, No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043.

Sincerely,

/s/ Xiaojing Yu
Xiaojing Yu
Chairman and CEO

CHINA SHEN ZHOU MINING & RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 8, 2010

To the Stockholders of China Shen Zhou Mining & Resources, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of China Shen Zhou Mining & Resources, Inc., a Nevada corporation (the “Company”), will be held on November 10, 2009, at 9:00 a.m., local time, at No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043, for the following purposes:

1.
To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office; and

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 8, 2009 are entitled to notice and to vote at the Meeting and any adjournment.

You are cordially invited to attend the Meeting.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2009 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 10, 2010.

The Proxy Statement and 2009 Annual Report  are available at http://www. chinaszmg.com/.

It is important that your shares are represented at the Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the meeting in person, please vote your shares promptly by either completing, signing and returning the accompanying proxy card or casting your vote via the internet as directed either in instructions of our transfer agent, Standard Registrar & Transfer, Inc. located at 12528 South 1840, East Draper, Utah, 84020. Telephone number is (801) 571-8844 (the “Transfer Agent”) or on the proxy card included with this Proxy Statement. You do not have to affix postage if you mail the proxy card in the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

If you plan to attend the meeting, please mark the accompanying proxy card in the space provided and return it to us. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Meeting.

By Order of the Board of Directors,
/s/ Xiaojing Yu
Xiaojing Yu/Chairman and CEO

CHINA SHEN ZHOU MINING & RESOURCES, INC.

No. 166 Fushi Road, Zeyang Tower,
Shijingshan District, Beijing, China 100043

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China Shen Zhou Mining & Resources, Inc., a Nevada corporation (the “Company,” “China Shen Zhou” or “we”), for the 2010 Annual Meeting of Shareholders (the “Meeting”). The Meeting is to be held at 9:00 a.m., local time, on November 10, 2010, and at any adjournment or adjournments thereof, at No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043.

The approximate date on which the Proxy Statement and form of proxy are intended to be sent or given to stockholders is October 8, 2010.

The purposes of the Meeting are to seek stockholder approval of two proposals: (i) electing seven directors to the Board of Directors of the Company (the “Board”); and (ii) transacting such other business as may properly come before the Meeting or any adjournment thereof.

Who May Vote

Only shareholders of record of our common stock, $.001 par value (the “Common Stock”), as of the close of business on October 8, 2010 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, during office hours, at the executive offices of the Company at No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043, by contacting the Secretary of the Company.

The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 27,974,514 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by the following method:

•	Completing and signing the proxy card and mailing it in the enclosed postage-paid envelope.

If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein. In addition, if other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the seven candidates for election as directors at the Meeting are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the Meeting.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors) that require the affirmative vote of a majority of the votes cast or the shares voting on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the meeting will not revoke a proxy. Such revocation may be effected in writing by execution of a subsequently dated proxy or by a written notice of revocation, in each case sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement, or by your attendance and voting in person at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2009 Annual Report and Proxy Statement for the 2010 Annual Meeting of Stockholders will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate proxy card will be delivered to each stockholder at the shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the 2009 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, contact the secretary at No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043;  Telephone number 011 +86 10 8890 6927, and we will promptly mail you copies.

Interest of Officers and Directors in Matters to Be Acted Upon

Management and directors of the Company have an interest in matters that will be acted upon at the Annual Meeting because the directors are named as nominees for election to the Board.

Security Ownership Of Certain Beneficial Owners And Management And Related Shareholders Matters

The following table sets forth certain information as of October 6, 2010 relating to the beneficial ownership (as defined by the rules of the SEC) of shares of common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers as of October 6, 2010, and (iv) all of our executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership (1)
Name and Address	Number of Shares(2)		Percentage Owned (3)
Xiaojing Yu, CEO	15,267,000		54.58%
Xueming Xu, COO & President***	1,990,000		7.11%
Helin Cui, COO & President***	208,800		*
Jiusheng Zhang, CFO	200,000		*
Jian Zhang, Independent Director	10,000		*
Youming Yang, Independent Director	10,000		*
Gene Michael Bennett, Independent Director	10,000		*
Konman Wong, Indepdent Director	0		*
Ligang Wang, Vice President	107,900		*
American Eastern Securities, Inc. (4)	2,060,000		7.36%
Mountview Path Ltd.	5,000,000		17.87%
Directors and executive officers as a group (9 persons)	17,803,700	**	63.64%

*	Less than 1%

**	Including the common shares awarded under 2009 Omnibus Long-term Incentive Plan approved on October 29, 2009.

***
Helin Cui was appointed as Chief Operating Officer and President in addition to being a director on December 3, 2009. On this date, Xueming Xu resigned from the position of Chief Operating Officer and President and he remains a director of the Company.

(1)
As of March 31, 2010, there were 27,974,514 shares of common stock outstanding. Each person named above has sole investment and voting power with respect to all shares of the common stock shown as beneficially owned by the person, except as otherwise indicated below.

(2)
Under applicable rules promulgated by the SEC pursuant to the Exchange Act, a person is deemed the “beneficial owner” of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through (x) the exercise of any option or warrant or (y) the conversion of another security.

(3)
In determining the percent of common stock owned by a person (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the shares of common stock outstanding as of March 31, 2010, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4)
Held by American Eastern Group, Inc., American Eastern Securities, Inc., EIC Investments, LLC, and Trang Chong Hung individually. The shares so held are directly or indirectly owned by Trang Chong Hung and his family members.

PROPOSAL

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing analysis and reports, and through discussions with the Chairman and other officers.

There are currently seven directors serving on the Board. At the Meeting, seven directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The seven nominees for election as directors are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of the nominees listed below.

Information about Nominees

Set forth below are the names of the nominees, their ages, all positions and offices that they hold with us, and their business experience during at least the last five years. The directors will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified.

Name	Age		Director since
Xiao-Jing Yu	53	Director, CEO and Chairman of the Board	September 2006
Helin Cui	54	Director, President and Chief Operating Officer	September 2006
Xueming Xu	49	Director	September 2006
Youming Yang	55	Director and Chairman of Compensation Committee	September 2006
Jian Zhang	68	Director, Chairman of Corporate Governance and Nominating Committee	September 2006
Konman Wong	46	Director	July 2009
Gene Michael Bennett	62	Director and Chairman of Audit Committee	November 2007

Ms. Xiaojing Yu has served as Director, Chief Executive Officer and Chairman of the Board of Directors of the Company since September 15, 2006. She has over 20 years’ experience in the mining industry. She currently also serves as director and chairwoman of Inner Mongolia Wulatehou Banner Qianzhen Mining and Processing Co., Ltd and Inner Mongolia Xiangzhen Mining Co., Ltd. She has served in that capacity since May 2002. Prior to that, she was the general manager of Dalian Zhikun Metal Materials Co. Ltd and finance manager of Gansu Baiyin Nonferrous Industrial Corporation. Ms. Yu also serves as the Executive Vice President of China Fluorite Industry Association. She attended an advanced Management Program run by Tsing Hua University.

Mr. Helin Cui has serves as Director, President and Chief Operating Officer. He has more than 20 years’ experience in the mining industry. He is currently a director and deputy chairman of Inner Mongolia Wulatehou Banner Qianzhen Mining and Processing Co., Ltd and of Inner Mongolia Xiangzhen Mining Co., Ltd. He has serves in that capacity since May 2002. Prior to that, Mr. Cui worked at Gansu Province’s No. 3 Geological Team as a technician, engineer and team leader and deputy general manager at Baiyin Trading Company in Gansu Province. He graduated from the Xi'an Geology College.

Mr. Xueming Xu serves as Director.  He has more than 20 years’ experience in the mining industry.  He is currently director and President of Inner Mongolia Wulatehou Banner Qianzhen Mining and Processing Co., Ltd and of Inner Mongolia Xiangzhen Mining Co., Ltd. He has served in that capacity since May 2002. Prior to that, Mr. Xu served as technician, vice-superintendent and superintendent at Inner Mongolia’s Huiyaokou Iron Ore Plant and deputy general manager of Inner Mongolia Dongshengmiao Mining Co., Ltd. Mr. Xu graduated from Lianyungang College of Chemical Mining and attended an advanced Management Programme run by Tsing Hua University.

Mr. Youming Yang serves as Director and Chairman of Compensation Committee. He has 25 years’ experience in nonferrous geological prospecting field and was responsible for the prospecting of a number of large sized nonferrous mining projects in China. He has served as Chief of the Nonferrous Geological Prospecting Bureau of Xinjiang Uygur Autonomous Region since May 2000. Prior to that, Mr. Yang worked as a Chief Engineer at the Nonferrous Geological Prospecting Bureau of Xinjiang Uygur Autonomous Region from October 1994 to April 2000. Mr. Yang studied geology and graduated from Central South China Mining and Metallurgy College.

Mr. Jian Zhang serves as Director since March 2009. He has over 30 years’ experience in nonferrous mining, project construction and management and is currently an external director of China Construction Materials Company Ltd since August 2005. Prior to that, Mr. Zhang was President of China Nonferrous Mining Construction Group from September 2003 to August 2005. He served as President of China Nonferrous Mining Construction Group April 2002 to September 2003. Mr. Zhang graduated from the environmental engineering department of Xi’an Mining Architecture College in 1968.

Mr. Konman Wong serves as Director since July 2009. Mr. Wong is a CPA in both U.S. and Hong Kong and has extensive experience in direct investment, fund raising, financial management, auditing and forming strategic alliances. From April 2000 to present, he served as the managing director of Fortune Capital Group Ltd. Fortune Capital Group provides venture capital and investment fund services to enterprises.  Mr. Wong  graduated in December 1989 from the University of Hawaii at Manoa in the United States with a bachelor’s degree in Accounting.

Mr. Gene Michael Bennett is Director and Chairman of the Audit Committee. He has over 25 years’ experience as CFO,   Professor and Consultant. His abundant working experience in China has assisted Chinese firms to develop "Good Corporate Governance" and transparent infrastructures.   He is a CPA (inactive), and has experience working for one of the top auditors in the world, Grant Thornton. He  graduated from Michigan State University. Currently, he also holds position for another US-listed Chinese company: Kunming Shenghuo Pharmaceutical (AMEX: KUN) (Independent Director)

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTER

China Shen Zhou’s current corporate governance practices and policies are designed to promote stockholder value and China Shen Zhou is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC, the rules of the NYSE AMEX Stock Market, and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies.

Board Composition and Committees

Board Composition; Audit Committee and Financial Expert

Our Board has seven (7) members, of which four (4) are independent directors. The independent directors are Gene Michael Bennett, Jian Zhang, Konman Wong and Youming Yang. We have an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The Audit Committee has been established as a separately-designated standing committee in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee has at least one member, Mr. Gene Michael Bennett, who meets the definition of an “audit committee financial expert” under SEC rules and whom the Board has determined to be “independent”.

Audit Committee. The Audit Committee is currently comprised of Gene Michael Bennett, Konman Wong and Jian Zhang, with Gene Michael Bennett as the chairman, each of whom are “independent” as that term is defined by SEC rules and under the American Stock Exchange listing standards. The Audit Committee is directly responsible for the appointment, retention and oversight of the work of any independent accountants employed by the Company for the purpose of preparing or issuing an audit report or related work or performing other audit, review or other services. Any such registered public accounting firm must report directly to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to evaluate and, where appropriate, replace the registered public accounting firm.

Audit Committee has held 3 meetings in 2009 and the attendance rates for all committee members are 100%.

Compensation Committee. The Compensation Committee is responsible for the administration of all salary, bonus and incentive compensation plans for our officers and key employees. The members of the Compensation Committee are Konman Wong, Jian Zhang and Youming Yang, with Youming Yang as the chairman, all of whom are “independent” directors.

Compensation Committee has not held any meeting in 2009.

Nominating and Corporate Governance Committee The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing, and making periodic recommendations concerning the company’s corporate governance policies and recommending candidates for election to the Company’s Board of Directors. The committee also oversees our adherence to our corporate governance standards. The members of the committee are Jian Zhang, Konman Wong, and Youming Yang with Jian Zhang as the chairman.

Nominating and Corporate Governance Committee has not held any meeting in 2009.

In 2009, the board of directors held five meetings and attendance rates for all board members are 100%.

 Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that is applicable to all employees, consultants and members of the Board of Directors, including the Chief Executive Officer, Chief Financial Officer and Secretary. This Code embodies our commitment to conduct business in accordance with the highest ethical standards and applicable laws, rules and regulations. We will provide any person a copy of the Code, without charge, upon written request to the Company. Requests should be addressed in writing to: Mr. Fulun Song, office of the Board of Directors, China Shen Zhou Mining & Resources, Inc., No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043.

Information Concerning Executive Officers

Name	Age	Position
Lifeng Wang	34	Chief Financial Officer (since August 2010)
Ligang Wang	48	Vice President and President of Qianzhen Mining

Mr. Lifeng Wang serves as the Chief Financial Officer of the Company.  From October 2009 to July 2010, Mr. Wang served as the senior manager  of Zhongrong International Trust Co. in Beijing at which position he participated in the due diligence work for various project financing work.  From January 2008 to April 2009, he served as the senior auditor for Ernst & Young Huaming Accounting Firm in Beijing at which position he participated in the IPO projects of China Railway Construction Corporation, Beijing Jin Yu Group Co. and Shan Xi Qin He Energy  Co. From July 2007 to December 2007, he served as the project manager for Hong Kong GC Alliance CPA Firm in Beijing, at which position  he performed auditing work for Shan Xi Bei Cang Group and the registrant.  From  Oct 2003 to June 2007, he served as the project manager for Hong Kong Shinewing CPA Firm in Beijing at which position he performed the audit work for  Ji Nan Iron＆Steel Group Co. and Tsinghua Tongfang Co.  Mr. Wang has a bachelor’s degree in history from Capital Normal University in China. He is a certified public accountant by China Institute of Certified Public Accountants.

Mr. Ligang Wang serves as Vice President. Since July 2002, he has served as President of Qianzhen Mining. He has more than 20 years’ experience in mine management. From January 1986 to June 2002, he worked as plant manager in the Wulatehou Banner Baynnur Mining.

EXECUTIVE COMPENSATION

During 2009, no executive officer’s total annual salary and bonus exceeded $100,000.

Summary Compensation Table

Name and Principal Underlying Positions (a)	Year (b)	Salary Paid in Cash (c)	Bonus (d)	Option Awards (e)	Stock Awards (f)***	Non-equity Incentive Plan Compensation (g)	Nonqualified Deferred Compensation Earnings (h)	All Other Compensation (i)	Total (j)
Xiaojing Yu, CEO	2009	$70,287	$0	$0	0	$0	$0	$0	$70,287
	2008	$179,985	$0	$0	98,307	$0	$0	$0	$278,292
Xueming Xu, President and COO*	2009	$39,550	$0	$0	0	$0	$0	$0	$39,550
	2008	$82,494	$0	$0	48,865	$0	$0	$0	$131,359
Helin Cui, President and COO*	2009	$29,587	$0	$0	0	$0	$0	$0	$29,587
	2008	$26,994	$0	$0	3,323	$0	$0	$0	$30,317
Hu Ye, CFO**	2009	$9,747	$0	$0	0	$0	$0	$0	$9,747
	2008	$42,029	$0	$0	0	$0	$0	$0	$42,029
Jiusheng Zhang, CFO**	2009	$22,980	$0	$0	0	$0	$0	$0	$22,980
	2008	$0	$0	$0	76,000	$0	$0	$0	$76,000
Ligang Wang, Vice President	2009	$10,538	$0	$0	0	$0	$0	$0	$10,538
	2008	$23,764	$0	$0	3,000	$0	$0	$0	$26,764

* Helin Cui was appointed as Chief Operating Officer and President in addition to being a director on December 3, 2009. On this date, Xueming Xu resigned from the position of Chief Operating Officer and President and he remains a director of the Company.

** Hu Ye was CFO from May 2008 to February 2009. Jiusheng Zhang was appointed CFO in March 2009 and his stock awarded in 2008 was issued for his service of financial consultancy.

*** Common shares awarded under 2009 Omnibus Long-term Incentive Plan approved on October 29, 2009. The number of shares of stock award for each officer or director was determined by dividing the amount of back pay due such officer, director, employee or consultant by $0.38 which was the average daily trading price per share for the Company’s common stock in December 2008. The stock awards are included in the total compensation in 2008. (The salary of 2008 amounting to $153,495 has not been paid, including Xiaojing Yu’s salary amounting to $98,307, Xueming Xu’s salary amounting to $48,865, Helin Cui’s salary amounting to $3,323 and Ligang Wang’s salary amounting to $3,000.)

Outstanding Equity Awards at Fiscal Year-End

2009 Omnibus Long-term Incentive Plan was approved both by Board of Directors of the Company on October 29, 2009 and by shareholders of a majority of our voting stock and upon the effectiveness of the Information Statement on Form 14C. The shares of Stock issuable under the 2009 Plan are available either from authorized but unissued shares or from shares reacquired by us on the open market. The maximum number of shares of Stock available for issuance under the 2009 Plan shall be 2,000,000, and the maximum number of common stock that will be awarded to any one Grantee (as defined) during any calendar year shall not exceed 300,000.

On February 4, 2010, 760,000 common shares were issued to 42 persons of employees, consultants, officers and directors under 2009 Omnibus Long-term Incentive Plan. The number of shares of stock award for each officer, director, employee or consultant was determined by dividing the amount of back pay due such officer, director, employee or consultant by $0.38 which was the average daily trading price per share for the Company’s common stock in December 2008.

Director Compensation

Compensation for all directors in 2008-2009 as follows:

Name (a)	Year	Fees Paid in Cash (b)	Stock Awards (c) **	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Yonming Yang*	2009	$10,538	—	—	—	—	—	$10,538
	2008	$13,391	4,000	—	—	—	—	$17,391
Jian Zhang*	2009	$10,538	—	—	—	—	—	$10,538
	2008	$13,391	4,000	—	—	—	—	$17,391
Konman Wong*	2009	$5,269	—	—	—	—	—	$5,269
Gene Michael Bennett*	2009	$13,200	—	—	—	—	—	$13,200
	2008	$19,800	4,000	—	—	—	—	$23,800

* Independent director. Mr. Konman Wong was appointed the director of the Company in July 2009.

** Common shares awarded under 2009 Omnibus Long-term Incentive Plan approved on October 29, 2009. The number of shares of stock award for each director was determined by dividing the amount of back pay due such officer, director, employee or consultant by $0.38 which was the average daily trading price per share for the Company’s common stock in December 2008. The stock awards are included in the total compensation in 2008.

We currently pay an independent director the compensation of $10,538 in 2009, except the Chairman of Audit Committee, Gene Michael Bennett whose 2009 compensation was $13,200.

Retirement, Post-Termination and Change in Control

We have no retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, nor do we have post-termination or change in control arrangements with directors, officer or other employees, but our Board of Directors may recommend adoption of one or more such programs in the future.

Limitation of Liability and Indemnification of Officers and Directors

The Nevada General Corporation Law provides that corporations may include a provision in their articles of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our articles of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. In addition to the foregoing, our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

The above provisions in our articles of incorporation and bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

(a)  Articles of Incorporation. Our Articles of Incorporation provide that we shall indemnify our directors, officers to the maximum extent and in accordance with Nevada General Corporation Law.  Our Articles of Incorporation also provide that no director shall have any personal liability to us or our shareholders for breach of fiduciary duty as a director except for breach of loyalty, intentional misconduct or knowing violation of law, or transactions deriving personal benefits.

(b)  Bylaws. Our Bylaws provide that we may indemnify our directors, officers, employees and other agents from any actions brought by third party or by corporate actions for judgments, damages or attorneys’ fees.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities and Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial statements of beneficial ownership on Form 3, reports of changes in ownership on Form 4 and annual reports concerning their ownership on Form 5. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

According our records, during the fiscal year ended December 31, 2009, all directors and officers have timely filed their Section 16(a) reports and forms.

Certain Relationships And Related Transactions and Director Independence

On June 25, 2007, the Company entered into a share transfer agreement with Xinjiang Tianxiang New Technology Development Co. Ltd (“Tianxiang”), the minority shareholder of Xiangzhen Mining to acquire an additional 10% ownership interest in Xingzhen Mining for a cash consideration of $479,150. On August 10, 2007, the share transfer agreement was approved by the China local government authorities. As a result, the Company’s shareholding in Xingzhen Mining has increased from 80% to 90%.

Tianxiang provided exploration services to Xingzhen Mining for service fees of $52,073 in 2008 and did not provide any service to Xingzhen Mining in 2009.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043, no later than the close of business on April 26, 2011. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K is also made available on our website at http://www.chinaszmg.com/ after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

October 8, 2010	By Order of the Board of Directors

/s/ Xiaojing Yu
Chairman and CEO

CHINA SHEN ZHOU MINING & RESOURCES, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 25, 2009

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of CHINA SHEN ZHOU MINING & RESOURCES, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 8, 2010, and hereby constitutes and appoints Xiaojing Yu, the Company’s Chairman and Chief Executive Officer, and Mr. Helin Cui, the Company’s President and Chief Operating Officer, or either of them acting singularly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders to be held on November 10, 2010, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1. Elect as Directors the nominees listed below:             ☐

Xiao-Jing Yu
Helin Cui
Xueming Xu
Youming Yang
Jian Zhang
Konman Wong
Gene Michael Bennett

Withhold authority for the following:

☐	Xiao-Jing Yu
☐	Helin Cui
☐	Xueming Xu
☐	Youming Yang
☐	Jian Zhang
☐	Konman Wong
☐	Gene Michael Bennett

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED OCTOBER 8, 2010 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated October 8, 2010 and the 2009 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name

Name (if joint)

Date _____________, 2010

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

APPENDIX A

CHINA SHEN ZHOU MINING & RESOURCES, INC.

CHARTER FOR THE AUDIT
COMMITTEE
OF THE BOARD OF DIRECTORS
November 2 , 2007

1.	PURPOSE

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others; reviewing the systems of internal controls that management and the Board have established; appointing, retaining and overseeing the performance of independent accountants; and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of this Charter. The Committee shall be given full and direct access to the Board Chairman, Company executives and independent accountants as necessary to carry out these responsibilities. The Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

2.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than two directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the rules of The American Stock Exchange LLC (“AMEX”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

1.	Review annually the Committee Charter for adequacy and recommend any changes to the Board.

2.
Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

3.	Review the financial, investment and risk management policies followed by the Company in operating its business activities.

4.
Review the Company’s annual audited financial statements, related disclosures, including the MD&A portion of the Company’s filings, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

5.
Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters, and review with the independent accountants the Company’s internal financial controls, including the budget, staffing and responsibilities of the Company’s financial and accounting staff.

6.
Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

7.
Be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting) or other audit, review or attest services. The independent accountants shall report directly to the Committee.

8.
Pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

9.	Review the hiring policies for any employees or former employees of the independent accountants.

10.
Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants any disclosed relationships or services the accountants have with the Company that may affect the accountants’ independence and objectivity. The Committee is responsible for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent accountants.

11.
For each of the first three fiscal quarters and at year end, at a Committee meeting review with management the financial results, the proposed earnings press release and formal guidance that the Company may plan to offer, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

12.
Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

13.
Following completion of the annual audit, review separately with the independent accountants, appropriate members of the Company’s finance and accounting staff and management any significant difficulties encountered during the course of the audit.

14.
Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent accountants for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

15.	Report to the Board on a regular basis on the major events covered by the Committee and make recommendations to the Board and management concerning these matters.

16.
Perform any other activities consistent with this charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

17.	Approve all related party transactions, as defined by applicable AMEX Rules, to which the Company is a party.

18.
Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	COMMITTEE MEETINGS

The Committee will meet on a regular basis at least 4 times each year, and will hold special meetings as circumstances require. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Committee at the same time as the annual Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent accountants, management and appropriate members the Company’s finance and accounting staff, including a meeting to conduct the reviews required under Section 3.13 above. In addition, the Committee will meet at any time that the independent accountants believe communication to the Committee is required.

At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with applicable sections of the General Corporation Law of the State of Nevada (including without limitation notice, quorum and votes/actions of the committee). Minutes shall be kept of each meeting of the Committee.

APPENDIX B

CHINA SHEN ZHOU MINING & RESOURCES, INC.

CHARTER FOR THE
GOVERNANCE AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
November 2 , 2007

1.	PURPOSE

The Governance and Nominating Committee (the “Committee”) shall oversee, review, and make periodic recommendations concerning the Company’s corporate governance policies, and shall recommend candidates for election to the Company’s Board of Directors (the “Board”).

2.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than three directors each of whom shall be an “independent director” as required by the rules of The American Stock Exchange LLC (“AMEX”). Each Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

3.	RESPONSIBILITIES AND DUTIES

In carrying out the purpose set forth in Section 1 above, the Committee shall:

1.	Identify and review candidates for the Board and recommend to the full Board candidates for election to the Board.

2.
Review from time to time the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, business, financial reporting and other areas that are expected to contribute to an effective Board.

3.	Periodically review the Company’s corporate governance policies and recommend to the Board modifications to the policies as appropriate.

4.	Have full access to the Company’s executives as necessary to carry out this responsibility.

5.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

6.	Review the Committee Charter from time to time for adequacy and recommend any changes to the Board.

7.	Report to the Board on the major items covered at each Committee meeting.

4.	COMMITTEE MEETINGS

The Committee will meet periodically as necessary to act upon any matter within its jurisdiction. At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with applicable sections of the General Corporation Law of the State of Nevada (including without limitation notice, quorum and votes/actions of the committee). Minutes shall be kept of each meeting of the Committee.

APPENDIX C

CHINA SHEN ZHOU MINING & RESOURCES, INC.

CHARTER FOR THE
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

November 2, 2007

1.	PURPOSE

The Compensation Committee’s (the “Committee”) basic responsibility is to review the performance and development of Company management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies.  Toward that end, the Committee will oversee, review and administer all compensation, equity and employee benefit plans and programs.

2.	COMPOSITION OF THE COMMITTEE

The Committee will consist of not less than two directors, each of whom will be an “independent director” as required by the rules of The American Stock Exchange LLC (“AMEX”), a “non-employee director” within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission (“SEC”), and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Each appointed Committee member will be subject to annual reconfirmation and may be removed by the Board of Directors (the “Board”) at any time.

3.	RESPONSIBILITIES AND DUTIES

In carrying out its purpose, the Committee will have the following responsibilities and duties:

1.	Review annually and approve the Company’s compensation strategy to ensure that employees of the Company are rewarded appropriately for their contributions to company growth and profitability.

2.	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

3.
Review annually and determine the individual elements of total compensation for the Chief Executive Officer and all other officers within the meaning of Rule 16a-1(f) issued by the SEC (“Officers”), and communicate in the annual Board Compensation Committee Report to stockholders the factors and criteria on which the Chief Executive Officer and all other executive officers’ (within the meaning of Rule 3b-7 issued by the SEC) compensation for the last year was based.

4.	Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s Officers.

5.
Review and recommend compensation for non-employee members of the Board, including but not limited to the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

6.
With sole and exclusive authority, make and approve stock option grants and other discretionary awards under the Company’s stock option or other equity incentive plans to all persons who are Board members or Officers.

7.
Grant stock options and other discretionary awards under the Company’s stock option or other equity incentive plans to all other eligible individuals in the Company’s service. The Committee may delegate to one or more corporate officers designated by the Committee the authority to make grants to eligible individuals (other than any such corporate officer) who are not Officers, provided that the Committee shall have fixed the price (or a formula for determining the price) and the vesting schedule for such grants, approved the form of documentation evidencing such grants, and determined the appropriate number of shares or the basis for determining such number of shares by position, compensation level or category of personnel. Any corporate officer(s) to whom such authority is delegated shall regularly report to the Committee the grants so made. Any such delegation may be revoked at any time by the Committee.

8.
Amend the provisions of the Company’s stock option or other equity incentive plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

9.	Approve for submission to the stockholders stock option or other equity incentive plans or amendments thereto to the extent required by applicable rules of the SEC and AMEX.

10.
Oversee and periodically review the operation of all of the Company’s employee benefit plans, including but not limited to the Section 401(k) Plan and the Employee Stock Purchase Plan. Responsibility for day-today administration, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, will be performed by company personnel.

11.
Ensure that the annual incentive compensation plan is administered in a manner consistent with the Company’s compensation strategy and the terms of such plan, including but not limited to the following: participation, target annual incentive awards, corporate financial goals, actual awards paid to Officers, total funds reserved for payment under the plan, and potential qualification under IRS Code Section 162(m).

12.	Review matters related to management performance, compensation and succession planning and executive development for executive staff.

13.	Approve separation packages and severance benefits for Officers to the extent that the packages are outside the ordinary plan limits.

14.
Exercise, as necessary and appropriate, all of the authority of the Board with respect to the election of corporate officers of the Company during the periods between the regular meetings of the Board.

15.	Have full access to the Company’s executives and personnel as necessary to carry out its responsibilities.

16.
Obtain such data or other resources as it deems necessary to perform its duties, including but not limited to obtaining external consultant reports or published salary surveys, and engaging independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s Officers and other key employees.

17.
Have responsibility for the review and approval of all reports and summaries of compensation policies and decisions as may be appropriate for operational purposes or as may be required under applicable law.

18.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

19.	Review the Committee Charter from time to time and recommend any changes to the Board.

20.	Report to the Board on the major items covered at each Committee meeting.

Notwithstanding the foregoing, any action of the Committee, other than the grant of stock options or other discretionary awards under the Company’s stock option or other equity incentive plans, may be subject to Board review and may be revised, modified or rescinded by the Board.

4.	COMMITTEE MEETINGS

The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or by the management of the Company. Minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee will be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

The Committee will also meet as and when necessary to act upon any other matters within its jurisdiction under this Charter.  At all Committee meetings a majority of the total number of members shall constitute a quorum.  All meetings shall be held subject to and in accordance with applicable sections of the General Corporation Law of the State of Nevada (including without limitation notice, quorum and votes/actions of the committee). Minutes shall be kept of each meeting of the Committee.